SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

December 31, 2003

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                           000-49606                                           03-0450326

(State or other jurisdiction of incorporation or organization)      (Commission File Number)                    (I.R.S. Employer Identification Number)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

Item 2. Acquisition or Disposition of Assets.

On December 31, 2003, Segmentz, Inc. completed the acquisition of 100% of the capital stock of Dasher Express, Inc.. ("Acquired Companies") for cash consideration of $1,300,000, 538,462 shares of Segmentz, Inc. restricted common stock and conditional payments that could total $800,000 over a four-year period (the "Consideration"), pursuant to terms and conditions of a Stock Purchase Agreement dated December 1, 2003 (the "Stock Purchase Agreement"). The Consideration was paid for out of existing cash on hand.

Except for the transactions contemplated in the Stock Purchase Agreement, there are no material relationships between Segmentz or any of its affiliates, directors or officers, or any associate of any such directors and officers, and any of the Acquired Companies.

A copy of the Stock Purchase Agreement and a copy of Segmentz's press release related to this event are respectively filed as Exhibit 2.1 and Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Audited Financial Statements Dasher Express, Inc.

Audit report

Dasher Express Inc.

December 31, 2003 and 2002

CONTENTS

                                                                                                                                                     Page

FINANCIAL STATEMENTS

     Report of Independent Certified Public Accountants                                                                      1

     Balance Sheets                                                                                                                             2

     Statements of Operations                                                                                                              3

     Statement of Stockholders' Equity                                                                                                 4

     Statements of Cash Flows                                                                                                             5

     Notes to Financial Statements                                                                                                       6

Report of Independent Certified Public Accountants

To the Board of Directors

and Stockholders of

Dasher Express Inc.

We have audited the accompanying balance sheets of Dasher Express, Inc. as of December 31, 2003 and December 31, 2002 and the related statements of operations, stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the management of Dasher Express, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dasher Express, Inc. as of December 31, 2003 and December 31, 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

February 27, 2004

Dasher Express, Inc.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$ 23,955	$ 152,018
Accounts receivable, net of allowance for doubtful accounts of $352,107 and
$298,198, respectively	1,235,018	1,111,614
Prepaid expenses and other current assets	9,468	11,694
Total current assets	1,268,441	1,275,326

Property and equipment, net	315,109	407,063
Loans and advances	6,725	10,010
Total assets	$1,590,275	$1,692,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 340,916	$ 295,343
Accrued salaries and wages	39,978	49,167
Accrued liabilities	238,888	304,758
Current portion of notes payable	80,511	35,237
Total current liabilities	700,293	684,505

Notes payable	-	80,511
Total liabilities	700,293	765,016

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, no par value, 40 authorized, 40 issued and
outstanding at December 31, 2003, and 2002	18,730	18,730
Retained earnings	871,252	908,653
Total stockholders' equity	889,982	927,383

Total liabilities and stockholders' equity	$1,590,275	$1,692,399

Dasher Express, Inc.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2003	2002

Operating revenues	$6,728,249	$6,953,654

Cost of services	5,440,675	5,637,346

Gross profit	1,287,574	1,316,308

General and administrative	1,310,962	1,380,636
Other expense (income)	(2,461)	57,192

Net loss	$ (20,927)	$ (121,520)

Dasher Express, Inc.

STATEMENT OF STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2003 and 2002

	Common	Common	Retained
	Stock	Stock	Earnings	Total

Balance at December 31, 2001	40	$ 18,730	$1,240,445	$1,259,175

Distributions to stockholders	-	-	(210,272)	(210,272)

Net loss	-	-	(121,520)	(121,520)

Balance at December 31, 2002	40	18,730	908,653	927,383

Distributions to stockholders	-	-	(16,474)	(16,474)

Net loss	-	-	(20,927)	(20,927)

Balance at December 31, 2003	40	$18,730	$871,252	$889,982

Dasher Express, Inc.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$ (20,927)	$ (121,520)
Adjustments to reconcile net operations to net cash used in operating activities:
Depreciation	91,954	144,948
Adjustments to allowance for doubtful accounts	53,909	176,846
Changes in operating assets and liabilities:
Accounts receivable	(177,313)	(394,213)
Prepaid expenses and other current assets	2,226	28,494
Accounts payable	45,573	72,939
Accrued salaries and wages	(9,189)	8,624
Accrued liabilities	(65,870)	9,691
Net cash used in operating activities	(79,637)	(74,191)

Cash flows from investing activities:
Purchases of property and equipment		(15,116)
Loans and advances	3,285	(2,605)
Net cash provided (used) in investing activities	3,285	(17,721)

Cash flows from financing activities:
Borrowing and payments on notes payable, net	(35,237)	(142,316)
Distributions to stockholders	(16,474)	(210,272)
Net cash used in financing activities	(51,711)	(352,588)

Net decrease in cash and cash equivalents	(128,063)	(444,500)
Cash and cash equivalents at beginning of period	152,018	596,518

Cash and cash equivalents at end of period	$ 23,955	$152,018

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$ 5,631	$ 9,527

1.   Description of Business and Organization

Dasher Express Inc. ("Dasher" or "the Company") is an expediting company headquartered in Lexington, Kentucky.  The primary business of Dasher is to provide expedited trucking, less than truckload (LTL), air cargo charters, same day airfreight and on board courier shipments for commercial customers throughout the United States.

Dasher was founded in 1990 and incorporated in the state of Kentucky.   The primary function of Dasher in the early stages was delivering lost and misrouted luggage for the airline industry.  In January of 1991, Dasher merged with another baggage delivery company, Bluegrass Courier, and the new company began to perform courier and expedited truck service.  The founders have grown Dasher from the original location in Lexington, Kentucky to six terminals throughout the Great Lakes and South East regions of the United States providing a wide range of logistic services to its customers.

Effective as of the close of business on December 31, 2003, Segmentz, Inc. acquired all of the outstanding capital stock of Dasher Express Inc.  These financial statements have been prepared as of December 31, 2003 prior to this transaction.  The balance sheet, statement of operations, statement of cash flow and statement of stockholders' equity do not reflect this transaction.

2.   Summary of Significant Accounting Policies

Method of accounting

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America.  These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company reviews its estimates, including but not limited to, recoverability of long-lived assets and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions.  These evaluations are performed and adjustments are made as information is available.  Management believes that these estimates are reasonable; however, actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are defined as highly liquid investments that have original maturities of three months or less. The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

2.   Summary of Significant Accounting Policies – Continued

Accounts receivable

The Company extends credit to its various customers based on the customer's ability to pay.  The Company provides for estimated losses on accounts receivable considering a number of factors, including the overall aging of the receivables, previous history with the customer and the customer's current ability to pay its obligation to the Company.  Based on management's review of accounts receivable, an allowance for doubtful accounts of approximately $352,000 and $298,000 is considered necessary as of December 31, 2003 and 2002, respectively.  The Company does not accrue for interest on delinquent accounts.

Property and equipment

Property and equipment are stated at cost.  Expenditures for maintenance and repair costs are expensed as incurred.  Major improvements that increase the estimated useful life of an asset are capitalized.  Depreciation is computed using an accelerated method of depreciation over the following estimated useful lives of the related assets:

Years

Land	0
Building and improvements	39
Equipment	5-7
Furniture and fixtures	5-10
Leasehold improvements	Lease term

            Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of prepaid insurance.

Loans and advances

Loans and advances consist primarily of advances to owner operators and employees.

            Accrued Liabilities

Accrued liabilities consist primarily of estimates that take into account potential income or expense that may be generated related to credits, offsets, deposits or prepaid amounts that may become payable to customers. These amounts are accrued to estimate the potential liability that may exist and are based on managements' review of historical data and projections regarding credits or offsets that might become due.  Management believes that the estimated accrued liabilities are reasonable in comparison to such historical data; however, actual results could differ from these estimates. A ten percent variation from this estimate could be an additional expense or income of approximately $24,000.

2.         Summary of Significant Accounting Policies – Continued

Revenue recognition

Operating revenues for expediting services are recognized on the date the freight is delivered.  Related costs of deliveries are accrued as incurred and are also recognized when the freight is delivered.

Income taxes

The Company, with the consent of the stockholders, has elected under Sections 1361 through 1379 of the Internal Revenue Code to be treated substantially as a partnership instead of as a corporation for income tax purposes.  As a result, the stockholders will report the entire corporate taxable income and investment credit on their individual tax returns.  Therefore, no provision for income taxes has been made to these financial statements.

Estimated fair value of financial instruments

Management estimates that the aggregate net fair value of financial instruments recognized on the statements of financial condition (including cash and cash equivalents, receivables, payables, and short-term borrowings) approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates, or are subject to re-pricing.

3.         Property and Equipment

Property and equipment consists of the following:

	December 31,
	2003	2002
Land	$ 46,000	$ 46,000
Building and improvements	230,307	230,307
Equipment	1,248,213	1,376,588
Furniture and fixtures	29,416	29,416
	1,553,936	1,682,311
Less: Accumulated depreciation	(1,238,827)	(1,275,248)
	$ 315,109	$ 407,063

Depreciation expense of property and equipment totaled approximately $92,000 and $145,000 for 2003 and 2002, respectively.

4.         Notes Payable

As of August 30, 1994 the Company entered into a "504" note with the U.S. Small Business Administration under the Certified Development Company Program for a term of 20 years.  The note was for $85,000 at an interest rate of 8.374% and was collateralized by the Lexington, Kentucky building.  As of December 31, 2003 the loan was classified current as management had entered into an agreement to pay the remaining balance of the note during 2004.   The note was fully paid as of February 2004.

The Company has entered into various other notes to purchase equipment, which are collateralized by that equipment.  The terms range from three to five years with interest rates ranging from 0% to 7% with varying payoff dates during 2004.

The balances outstanding on the above debt instruments are as follows:

	December 31,
	2003	2002
SBA loan	$61,961	$65,376
Other equipment notes	18,550	50,372
	80,511	115,748
Less: current portion	80,511	35,237

Long-term portion of notes payable	$ 0	$80,511

5.   Commitments and Contingencies

            Lease commitments

The following is a schedule by year of future minimum payments required under operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2003:

2004	$10,917
2005	2,717
2006	2,717
2007	2,717
2008	1,359
Thereafter	-

$20,427

The Company rents equipment and facilities under operating leases with lease terms of less than one year.

Rent expense amounted to approximately $854,000 and $932,000 for the years ended December 31, 2003 and 2002, respectively.

5.         Commitments and Contingencies Continued

Litigation

In the ordinary course of business, the Company may be a party to a variety of legal actions that affect any business.  The Company does not anticipate any of these matters or any matters in the aggregate to have a material adverse effect on the Company's business or its financial position or results of operations.

Regulatory compliance

The Company’s activities are regulated by state and federal regulatory agencies under requirements that are subject to broad interpretations.  The Company cannot predict the position that may be taken by these third parties that could require changes to the manner in which the Company operates.

6.         Retirement Plan

The Company has a 401(k) plan (the "Plan").  The Plan covers all employees who are 21 years of age or older, with one year of service.  The Company matches 25% percent up to 2% percent of employee contributions.  The Company's matching contribution was approximately $8,700 and $10,700 for the years ended December 31, 2003 and 2002, respectively.

7.   Subsequent Events

Effective as of the close of business on December 31, 2003, Segmentz, Inc. acquired all of the outstanding capital stock of Dasher Express Inc.  Segmentz Inc. paid $1,300,000 cash and $700,000 of Segmentz, Inc.'s stock.  In addition to the initial payment, the stockholders will be able to receive additional consideration in the form of an earn-out, which consists of annual payments of approximately $200,000 based on revenue targets.  The former stockholders of Dasher Express Inc. can receive up to half of the earn-out in stock at a conversion price of $1.80 per share.

(b) Pro Forma Financial Information

Proforma Financial Statements Period Ended September 30, 2003 Segmentz, Inc. and Dasher Express, Inc.

                   Unaudited Pro Forma Financial Information
The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 2002 and the nine months ended September 30, 2003 and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003 for Segmentz, Inc. (the Company) are set forth below.
The Unaudited Pro Forma Consolidated Statements of Income have been prepared assuming that the acquisition had occurred on the first day of the periods presented therein. These Unaudited Pro Forma Consolidated Statements of Income do not purport to represent the operations of the Company had the acquisition, in fact, occurred at the beginning of the respected periods, or to project the results of operations for any future period.
The following tables include pro-forma adjustments for the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Segmentz, Inc. is in the process of obtaining third-party valuations of certain intangible assets; thus, the pro-forma adjustments are subject to refinement.
                                 Segmentz, Inc.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                September 30, 2003
                                    Historical
                        ----------------------     Pro-Forma
ASSETS                        Company       Dasher       Adjustments      Pro-Forma
                         ------------------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents  $ 1,875,739   $   183,661   $  (1,300,000) $     759,400
  Trade receivables            2,516,284     1,162,450           -          3,678,734
  Prepaid expenses               908,709        38,225           -            946,934
                            ------------- ------------- --------------- -------------
Total current assets            5,300,732    1,384,336      (1,300,000)     5,385,068
Intangible Assets                       -            -         669,105(2)     669,105
Advances to Murphy Air          2,213,230            -           -          2,213,230
Other assets                      475,479            -           -            475,479
Loans and advances                 39,314        18,370     -             57,684
Fixed assets, net                 607,807       338,107       450,000(2)    1,395,914
                            -------------- ------------- -------------- -------------
                             $  8,636,562   $ 1,740,813   $  (180,895)  $  10,196,480
                            ============== ============= ============== =============
LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------------------------------------------------
Current liabilities
  Accounts payable           $    613,241   $   425,393   $       -     $   1,038,634
  Accrued salaries and wages      128,500        39,243           -           167,743
  Accrued expenses                333,400       305,961           -           639,361
  Obligations due to
    factoring company           1,137,596            -            -         1,137,596
  Current maturities
    of long-term debt             718,636        89,321           -           807,957
  Advances from shareholder       165,998            -            -           165,998
                            -------------- ------------- -------------- -------------
Total current liabilities       3,097,371       859,918           -         3,957,289
Long-Term Debt,
  less current maturities         200,770             -           -           200,770
Commitments                             -             -           -                -
                            -------------- ------------- -------------- -------------
Total liabilities               3,298,141        859,918                    4,158,059
Stockholders' Equity
  Preferred stock               1,188,819             -           -         1,188,819
  Capital stock                    13,610         18,730       (13,346)(1)     18,994
  Paid-in capital               4,059,495             -        694,616 (1)  4,754,111
  Stock payable                    20,000             -             -          20,000
  Retained earnings                56,497        862,165      (862,165)(1)     56,497
                            -------------- ------------- -------------- -------------
Total Stockholders' Equity      5,338,421        880,895      (180,895)     6,038,421
                            -------------- ------------- -------------- -------------
                             $  8,636,562    $ 1,740,813   $  (180,895)  $ 10,196,480
                            ============== ============= ============== =============

(1) To reflect purchase of Dasher’s common stock for $1,300,000 cash and $700,000 in stock.
(2) To reflect write-up of building, equipment and intangible assets of
    Dasher to market value.
                                 Segmentz, Inc.
             Pro Forma Condensed Consolidated Statement of Income
                      Fiscal Year Ended December 31, 2002

                                      Historical
                              ---------------------------    Pro-Forma
OPERATIONS                       Company        Dasher      Adjustments   Pro-Forma
----------------------------- -------------- ------------- -------------- -----------
Net sales                       $  9,994,506 $  6,953,654  $           -  $16,948,160
Cost of goods sold                 7,781,632    5,637,346              -   13,418,978
                              -------------- ------------- -------------- -----------
  Gross profit                     2,212,874    1,316,308              -    3,529,182
General and administrative
  expenses                         1,743,476    1,380,636        81,083(1)  3,205,195
                              -------------- ------------- -------------- -----------
Operating income                     469,398      (64,328)       81,083       323,987
Nonoperating
(income) expense:                     95,283       57,192              -      152,475
                              -------------- ------------- -------------- -----------
Income before income taxes           374,115     (121,520)             -      171,512
Income taxes                               -            -              -            -
                              -------------- ------------- -------------- -----------
Net income (loss)               $    374,115 $   (121,520)  $   (81,083)  $   171,512
                              ============== ============= ============== ===========
Earnings per common share
    Basic                       $       0.06                              $      0.02
                              ============== ============= ============== ===========
    Diluted                     $       0.05                              $      0.02
                              ============== ============= ============== ===========
Weighted average common
  shares outstanding:
    Basic                          6,565,242                    538,461(2)  7,103,703
                              ============== ============= ============== ===========
    Diluted                        7,956,009                    538,461(2)  8,494,470
                              ============== ============= ============== ===========

(1) To reflect amortization of intangible assets and depreciation of write-up of market value of fixed assets.
(2) To reflect the additional shares issued related to the Dasher acquisition
Segmentz, Inc.
Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 2003
(Unaudited)
                                       Historical
                           ----------------------------    Pro-Forma
OPERATIONS                     Company       Dasher       Adjustments     Pro-Forma
-------------------------- -------------- ------------- -------------- --------------
Net sales                    $ 10,234,277   $ 4,859,831 $    (94,545)(3)$  14,999,563
Cost of goods sold              7,435,884     3,936,463      (94,545)(3)   11,277,802
                           -------------- ------------- -------------- --------------
  Gross profit                  2,798,393       923,368             -       3,721,761
General and administrative
  expenses                      2,339,182       937,348        60,813(1)    3,337,343
                            -------------- ------------- -------------- -------------
Income before income taxes        459,211       (13,980)      (60,813)        384,418
Provision for income taxes        133,500        (4,893)                      128,607
                            ------------- ------------- -------------- --------------
Net income (loss)            $    325,711   $    (9,087) $    (60,813)    $   255,811
                            ============= ============= ============== ==============
Earnings per common share
    Basic                    $       0.04   $                                    0.03
                            ============== ============== ============== ============
    Diluted                  $       0.04   $                                    0.03
                            ============== ============== ============== ============
Weighted average common
shares outstanding:
    Basic                       7,878,469             -       538,461(2)    8,416,930
                            ============== ============== ============== ============
    Diluted                     9,077,939             -       538,461(2)    9,616,400
                            ============== ============== ============== ============
(1) To reflect amortization of intangible assets and depreciation of write-up of market value of fixed assets.
(2) To reflect the additional shares issued related to the Dasher acquisition.
(3) To eliminate inter-company revenue and expenses

(c) Exhibits

1.      Stock Purchase Agreement dated as of December 1, 2003 by and among Segmentz, Inc., Brad Kelley and Jeff Wiseman.

2.      Employment Agreement dated as of December 1, 2003 by and between Segmentz, Inc. and Brad Kelley

3.      Employment Agreement dated as of December 1, 2003 by and between Segmentz, inc. and Jeff Wiseman

99.1    Press Release from Segmentz, issued on January 6, 2004

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By: /s/ John S. Flynn
Name: John S. Flynn

Title: President, Chief Financial Officer and Secretary

Date: March 15, 2004

EXHIBIT INDEX

Exhibit

2.1 Stock Purchase Agreement dated as of December 31, 2003 by and among Segmentz, Inc., Brad Kelley and Jeff Wiseman

99.1 Press Release from Segmentz, Inc. issued on January 5, 2004.